Exhibit 5.1

Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY goodwinlaw.com +44 (0) 20 7447 4200

August 4, 2022
COMPASS Pathways plc
3rd Floor 1 Ashley Road
Altrincham
Cheshire
United Kingdom
WA14 2DT
Ladies and Gentlemen:
COMPASS Pathways plc – Registration Statement on Form S-8 - Exhibit 5.1
1.INTRODUCTION
1.1Purpose
We have acted as English legal advisers to COMPASS Pathways plc, a public limited company incorporated in England and Wales with registered number 12696098 (the “Company”), in connection with the preparation and filing of the registration statement on Form S-8 to which this letter is attached as an exhibit (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”).
As set out in the Registration Statement, it is proposed that an aggregate of up to 600,000 ordinary shares of £0.008 each in the capital of the Company (the “Shares”) may be allotted and issued upon the exercise or settlement of an equity award granted pursuant to an inducement non-qualified share option agreement entered into between the Company and Kabir Nath as inducement to his commencing employment with the Company (the “Inducement Award”), the form of which has been approved and adopted by the compensation and leadership development committee of the board of directors of the Company (the “Board” or the “Directors”) on 27 July 2022 (the “Inducement Agreement”).
In connection with the preparation and filing of the Registration Statement, we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.
1.2Defined terms and headings
In this letter:
(a)capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and
(b)headings are for ease of reference only and shall not affect interpretation.
1.3Legal review
For the purpose of issuing this letter, we have examined such questions of law as we have considered appropriate to give the opinions set forth in this letter. We have reviewed such documents and conducted such enquiries and searches as we have considered appropriate to give the opinions set forth in this letter, including the following documents and the following enquiries and searches:
(c)an online search at Companies House in respect of information available for inspection on the Company’s file conducted on 3 August 2022 at 9:08 a.m. (London time);
Goodwin Procter (UK) LLP is a limited liability partnership registered in England and Wales with registered number OC362294. Its registered office is at 100 Cheapside, London, EC2V 6DY. A list of the names of the members of Goodwin Procter (UK) LLP is available for inspection at the registered office. Goodwin Procter (UK) LLP is authorised and regulated by the Solicitors Regulation Authority. Goodwin Procter (UK) LLP is affiliated with Goodwin Procter LLP, which operates in the United States of America

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August 4, 2022

(d)an enquiry of the Central Index of Winding Up Petitions, London with respect to the Company on 3 August 2022 at 10:05 a.m. (London time) ((a) and (b) together, the "Searches");
(e)an executed copy of the print of the resolutions passed by the shareholders of the Company at a general meeting held on 11 September 2020 approving, inter alia the allotment of shares by the Company’s directors, or the granting of rights to subscribe for, or to convert any security into, shares on a non-preemptive basis up to an aggregate nominal amount of £536,000 (the "Shareholder Resolutions");
(f)an executed copy of: (i) the written resolutions of the Board approving, inter alia, the form and filing of the Registration Statement (the “Board Resolutions”); and (ii) the written resolutions of the compensation and leadership development committee of the Board (the “CLD Committee”) approving, inter alia, the terms of the Inducement Award and form of the Inducement Agreement (the “CLDC Resolutions” and, together with the Board Resolutions and Shareholder Resolutions, the “Corporate Approvals”);
(g)a copy of the current articles of association of the Company adopted on 22 September 2020 pursuant to a special resolution of the members of the Company passed on 11 September 2020 (the "Current Articles"), a copy of the certificate of incorporation on change of name and re-registration of a private company as a public company dated 21 August 2020 and a copy of the certificate of incorporation of a private limited company dated 24 June 2020; and
(h)a copy of the draft Registration Statement.
1.4Applicable law
This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts, including the laws of the European Union to the extent having the force of law in England, as at today’s date. In particular:
(a)we have not investigated the laws of any country other than England and we express no opinion in this letter on the laws of any jurisdiction other than England and we assume that no foreign law affects any of the opinions given below. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it; and
(b)we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters.
1.5Assumptions and reservations
The opinions given in this letter are given on the basis of each of the assumptions set out in schedule 1 (Assumptions) and are subject to each of the reservations set out in schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinion) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.
2.OPINION
Subject to paragraph 1 (Introduction), the other matters set out in this letter and its schedules and the following:
(a)the Registration Statement becoming effective under the Securities Act;

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August 4, 2022

(b)that the Corporate Approvals were each duly and validly passed in accordance with all applicable laws and regulations (including as to quorum);
(c)the Board or the CLD Committee having validly resolved to issue and allot the Shares, or grant rights to subscribe for the Shares, at a duly convened and quorate meeting of the Board or the CLD Committee or by way of duly passed written resolutions of the Board or the CLD Committee, in each case in compliance with the Inducement Agreement, all applicable laws and regulations;
(d)the Shareholder Resolutions and the resolutions referred to in paragraph 2(c) being in full force and effect and not having been rescinded or amended in such a way as to make the issue and allotment of Shares invalid;
(e)the receipt in full by the Company of payment for the Shares in an amount of “cash consideration” (as defined in section 583(3) of the Companies Act 2006) of not less than the aggregate nominal value for such Shares; and
(f)valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company, it is our opinion that, as at today’s date, the Shares, if and when allotted and issued, registered in the name of the recipient in the register of members of the Company and delivered as described in the Registration Statement, will be duly and validly authorised, allotted and issued, fully paid or credited as fully paid (subject to the receipt of valid consideration by the Company for the allotment and issue thereof) and will not be subject to any call for payment of further capital.
3.EXTENT OF OPINIONS
We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection the transactions contemplated in this letter.
This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.
4.DISCLOSURE AND RELIANCE
This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.
Yours faithfully
/s/ Goodwin Procter (UK) LLP
Goodwin Procter (UK) LLP

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August 4, 2022

SCHEDULE 1

ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:
1.1the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;
1.2that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen, and that each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company;
1.3that each of the individuals who signs as, or otherwise claims to be, a Director or officer of the Company is the individual whom they claim to be and holds the office they claim to hold;
1.4the accuracy as to factual matters of each document we have reviewed;
1.5that the Current Articles referred to in paragraph 1.3(e) of this letter remain in full force and effect and no alteration has been made or will be made to such articles of association, in each case prior to the date of allotment and issue of any of the Shares (the "Allotment Date");
1.6on the Allotment Date the Company will comply with all applicable laws to allot and issue the Shares and the Company will receive such amounts as are necessary to fully pay the nominal value of the Shares and any applicable share premium;
1.7valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company;
1.8that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the Allotment Date;
1.9that any allotment and issue of Shares which occurs after the date of this opinion is done in accordance with the terms and limits prescribed by the Corporate Approvals and any other restrictions imposed by either the Board or the members of the Company after the date of this letter;
1.10that any minutes of the meetings of the Directors or the written resolutions of the Directors provided to us in connection with the giving of the opinions in this letter reflect a true record of the proceedings described in them in duly convened, constituted and quorate meetings in which all constitutional, statutory and other formalities (including as required by the Current Articles) were duly observed, and the resolutions set out in the minutes or written resolutions were validly passed and have not been and will not be revoked or varied in such a way as to make the issue and allotment of Shares invalid and remain in full force and effect and will remain so as at the Allotment Date;
1.11that the resolutions set out in the Shareholder Resolutions were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Allotment Date and that, prior to the Allotment Date, the Company has not allotted shares or granted rights to subscribe for, or to convert any security into, shares pursuant to the Shareholder Resolutions which would, when aggregated with any other allotment of Shares by the Company (whether before or after the date of this letter), result in the Directors exceeding the limits set out in the Shareholder Resolutions;
1.12that in relation to the allotment and issue of the Shares, the Directors have acted and will act in the manner required by sections 171 to 174 of the Act, and there has not been and will not

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be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company;
1.13that the Directors and appropriate officers of the Company have taken all necessary corporate action to approve the allotment and issue of the Shares and all ancillary matters relating thereto;
1.14that the Shares will be sold or allotted and issued in accordance with a duly authorised, executed equity incentive agreement, share option agreement, stock option agreement, restricted share unit agreement or other agreement having similar effect, in each case in accordance with Nasdaq Rule 5635(c);
1.15that no Shares or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000, as amended ("FSMA") or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;
1.16that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in paragraph 1.3 (above) or which have not been disclosed to us that may affect the validity or enforceability of the documents listed in paragraph 1.3 (above) or any obligation therein or otherwise affect the opinions expressed in this letter;
1.17that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986, as amended, and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company); and
1.18the Company is not, nor will be, engaging in criminal, misleading, deceptive or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose which might render any transaction contemplated under any corporate approvals or any associated activity illegal, void or voidable.

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August 4, 2022

SCHEDULE 2
RESERVATIONS

The opinions in this letter are subject to the following reservations:
1.19the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions in England may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding-Up Petitions in England are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;
1.20the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;
1.21we express no opinion as to matters of fact;
1.22we have made no enquiries of any individual connected with the Company;
1.23a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error; and
1.24it should be understood that we have not been responsible for investigating or verifying: (i) the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement; or (ii) that no material facts have been omitted from it.